EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Anchor Financial Corporation of our report dated February 12, 1998, which appears on page 25 of Anchor Financial Corporation's 1997 Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP

Columbia, South Carolina
June 12, 1998